                            SCHEDULE 14a INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               OVERLAND DATA, INC.


                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)  Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                               OVERLAND DATA, INC.
                               8975 BALBOA AVENUE
                        SAN DIEGO, CALIFORNIA 92123-1599

  ---------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 1999

  ---------------------------------------------------------------------------

         The Annual Meeting of Shareholders of Overland Data, Inc., a California corporation (the "Company"), will be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 8, 1999, at 9:00 a.m. (the "Meeting"), for the following purposes:

1. To elect five (5) directors of the Company to hold office until the 2000 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending June 30, 2000; and

3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 27, 1999 will be entitled to vote at the Meeting. Each of these shareholders is cordially invited to be present and vote at the Meeting in person.

                                              By Order of the Board of Directors

                                              /s/ Vernon A. LoForti
                                              ----------------------------------
                                              Vernon A. LoForti
                                              SECRETARY
San Diego, California
October 6, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                               OVERLAND DATA, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 1999



                                TABLE OF CONTENTS                         Page

GENERAL INFORMATION..........................................................1

SHARES OUTSTANDING AND VOTING RIGHTS.........................................2

PROPOSAL ONE--ELECTION OF DIRECTORS..........................................3

PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS..........................19

OTHER BUSINESS..............................................................20

                               OVERLAND DATA, INC.
                               8975 BALBOA AVENUE
                        SAN DIEGO, CALIFORNIA 92123-1599

   -------------------------------------------------------------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 1999

   -------------------------------------------------------------------------


                               GENERAL INFORMATION

         Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of Overland Data, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 8975 Balboa Avenue, San Diego, California 92123-1599 on November 8, 1999 at 9:00 a.m. (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying form of proxy (the "Proxy") to the Company's shareholders is expected to commence on or about October 6, 1999.

         The shares of the Company's Common Stock ("Common Stock") represented by proxy will be voted in accordance with the instructions given on the Proxy, subject to the proper execution of the Proxy and its receipt by the Company prior to the close of voting at the Meeting, or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted:

          - FOR the election of the directors to the Board nominated by management; and

          - FOR ratification of the selection of independent auditors for the fiscal year ending June 30, 2000.

         In addition, the individuals designated as proxies by the Company in connection with the Meeting will have discretionary authority to vote for or against any other shareholder matter presented at the Meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy is present at the Meeting and votes in person.

         The Company will furnish copies of solicitation material to brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names ("record holders"), which shares are beneficially owned by others, to forward the solicitation material to such beneficial owners. In addition, the Company may reimburse such record holders for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile, Internet or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only holders of shares of Common Stock of record as of the close of business on September 27, 1999 (the "Record Date") are entitled to vote at the Meeting. On the Record Date, 10,056,666 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any continuation or adjournment thereof. Broker non-votes (i.e., shares of Common Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) will be counted in determining whether a quorum is present at the Meeting. Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposal submitted to the Company's shareholders to ratify the selection of the Company's auditors must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether the proposal of the preceding sentence has been approved, abstentions and broker non-votes are not counted as votes for or against such proposal.

         Your execution of the enclosed Proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy,
(ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting or (iii) attendance at the Meeting and voting in person.

                       PROPOSAL ONE--ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)


         The Company's Bylaws (the "Bylaws") provide that the authorized number of directors of the Company shall not be less than five (5) and not more than seven (7), with the exact number of directors to be set by resolution duly adopted by the Board or by the shareholders. The current number of directors of the Company has been set by the Board at five (5), all of whom are to be elected to the Board at the Meeting. Each director nominee elected at the Meeting will hold office until the next Annual Meeting of Shareholders, or until his successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws. Management knows of no reason why any of the director nominees would be unable or unwilling to serve; but, in the event that any director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee.

         Any votes so cast may be distributed among the director nominees voted for in such proportions as the person named in the Proxy shall in his or her sole judgment determine. The Company's shareholders have cumulative voting rights with respect to the election of the director nominees to the Board. The Bylaws provide that no shareholder is entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares), unless such candidate's name (or candidates' names) have been placed in nomination prior to commencement of the voting and a shareholder has given notice of such shareholder's intention to cumulate votes prior to commencement of the voting. If any shareholder has given such notice, then each shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as such shareholder shall elect. The candidates receiving the highest number of affirmative votes of the Shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. If voting for directors is conducted by cumulative voting, the person named on the Proxy will have discretionary authority to cumulate votes among the director nominees named.

INFORMATION REGARDING DIRECTOR NOMINEES

         The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five (5) director nominees at the Meeting, each of whom is currently a director of the Company.


                                        PRINCIPAL OCCUPATION FOR THE                     DIRECTOR
       NAME          AGE           PAST FIVE YEARS AND OTHER DIRECTORSHIPS                SINCE
- -------------------  ---  ---------------------------------------------------------      --------
Scott McClendon      60   Mr. McClendon has served as President, Chief                     1991
                          Executive Officer and a director since joining the
                          Company in October 1991. Prior thereto, he was
                          employed by Hewlett-Packard, a global manufacturer
                          of computing, communications and measurement
                          products and services, for over 32 years in various
                          positions in engineering, manufacturing, sales and
                          marketing. He last served as the General Manager of
                          the San Diego Technical Graphics Division and Site
                          Manager of Hewlett-Packard in San Diego, California.
                          Mr. McClendon holds B.S. and M.S. degrees in
                          Electrical Engineering from Stanford University.

Martin D. Gray       51   Mr. Gray, one of the co-founders of the Company, has             1980
                          served as Secretary and a director since the
                          Company's inception in September 1980 through
                          November 1997 and as Assistant Secretary and a
                          director from then until the present. He also has
                          served as Chief Technical Officer since November
                          1997 and as staff engineer at the Company from
                          January 1986 until November 1997. From January 1977
                          to July 1985, Mr. Gray was Manager of Research and
                          Development at Cipher Data Products, Inc.
                          ("Cipher"), a tape drive manufacturer. Mr. Gray has
                          numerous patents in the tape drive industry and
                          holds a B.S. degree in Electrical Engineering from
                          the California Institute of Technology.

William W. Otterson  69   Mr. Otterson has served as a director of the Company             1982
                          since 1982. Since March 1986, he has been the
                          Director of the UCSD CONNECT program. He holds a
                          B.S. degree in Engineering from Stanford University
                          and an M.B.A. from the Stanford Graduate School of
                          Business.


                                        PRINCIPAL OCCUPATION FOR THE                     DIRECTOR
       NAME          AGE           PAST FIVE YEARS AND OTHER DIRECTORSHIPS                SINCE
- -------------------  ---  ---------------------------------------------------------      --------

Peter Preuss         56   Mr. Preuss has served as director of the Company                 1998
                          since September 1998. Since 1985, Mr. Preuss has
                          been a private investor. Mr. Preuss also has served
                          as President of The Preuss Foundation, Inc., a
                          non-profit corporation that sponsors cancer research
                          and related seminars and conferences, since it was
                          founded in 1985. From 1970 to 1986, Mr. Preuss was
                          President and Chairman of the Board of Integrated
                          Software Systems Corporation (ISSCO), which he
                          founded. Mr. Preuss is currently a director of
                          DepoTech Corporation and Network Computing Devices,
                          both public companies, and serves as a Regent of the
                          University of California. He holds a B.S. degree in
                          Mathematics from the Technical University of Hanover
                          and a Masters Degree in Mathematics from the
                          University of California at San Diego.

John A. Shane        66   Mr. Shane has served as a director of the Company                1992
                          since July 1992. He is the founder and has served as
                          President of Palmer Service Corporation, a venture
                          capital firm, since 1972. He is a director of Arch
                          Communications Group, Inc., Gensym Corporation, and
                          United Asset Management Corporation, each of which
                          is a public company. Mr. Shane holds a B.A. degree
                          in Economics from Princeton University and an M.B.A.
                          from Harvard Business School.

VOTE REQUIRED AND RECOMMENDATION

         The five (5) nominees for director receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting, and entitled to be voted for them, shall be elected as directors of the Company. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the director nominees above listed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES ABOVE
LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning the Company's current directors and executive officers is set forth below.

NAME                      AGE    POSITION WITH THE COMPANY
- -----------------------   ---    -----------------------------------------------
Scott McClendon           60     President, Chief Executive Officer and Director

Martin D. Gray            51     Vice President, Chief Technical Officer,
                                 Assistant Secretary and Director

Vernon A. LoForti         46     Vice President, Chief Financial Officer and
                                 Secretary

W. Michael Gawarecki      51     Vice President of Operations

Frank R. Kirchhoff        56     Vice President of Sales

Steven E. Richardson      48     Vice President of Marketing

Robert J. Scroop          51     Vice President of Engineering

William W. Otterson (1)   69     Director

Peter Preuss (1)          56     Director

John A. Shane (1)         66     Director

(1)      Member of the Compensation and Audit Committees.

         A description of the background of each of the Company's current directors has been provided above under "Information Concerning Director Nominees." The following biographies describe the backgrounds of the Company's executive officers who are not directors:

         W. MICHAEL GAWARECKI. Mr. Gawarecki has served as Vice President of Operations since joining the Company in July 1998. From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems; and, from February 1994 to September 1997, he was director of California operations for Millipore Corporation. Both of these companies serve the semiconductor industry. From February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company. Mr. Gawarecki holds a B.A. in Business Administration from National University.

         FRANK R. KIRCHHOFF. Mr. Kirchhoff has served as Vice President of Sales since joining the Company in July 1993. From June 1987 to June 1993, he served in various sales and marketing capacities at Western Digital Corporation, an information storage products and services provider, including Vice President of International Marketing from June 1987 to June 1988, Vice President of Domestic Sales from July 1988 to August 1990 and Vice President of European Operations from September 1990 to June 1993. From October 1983 to June 1987, Mr. Kirchhoff was Vice President of Sales for Cipher. He holds a B.S. degree in Marketing from Hofstra University, New York and an M.B.A. from Pepperdine University.

         VERNON A. LOFORTI. Mr. LoForti has served as Vice President and Chief Financial Officer since joining the Company in December 1995, as Secretary from November 1997 until the present and as Assistant Secretary from December 1995 through November 1997. From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate. He holds a B.S. degree in Accounting from Brigham Young University and is a Certified Public Accountant.

         STEVEN E. RICHARDSON. Mr. Richardson has served as Vice President of Marketing since joining the Company in August 1997. From March 1997 to July 1997, he was Vice President of Marketing for Proxima Corporation, a multimedia projection company. From December 1987 to March 1997, he served in various marketing capacities at Compression Labs, Inc., a provider of video communications solutions, including Vice President of Marketing. From June 1976 to December 1987, he served in various capacities at Hewlett-Packard, including Product Marketing Manager for the Information Networks Division in Cupertino, California. Mr. Richardson holds a B.S. degree in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

         ROBERT J. SCROOP. Mr. Scroop has served as Vice President of Engineering since joining the Company in February 1993. From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation. From December 1985 to April 1990, he was Director of Engineering for Cipher. Mr. Scroop holds a First Class Honours degree in Electrical Engineering from Brunel University, England.

There are no family relationships among any of the Company's directors and executive officers.

BOARD MEETINGS AND COMMITTEES

         During the fiscal year ended June 30, 1999 ("Fiscal 99"), the Board held eight (8) regular meetings and one (1) special meeting. Each director attended at least 75% of the meetings held during Fiscal 99 that occurred on or after the initiation of his term as a director.

         During Fiscal 99, the Board had an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or a committee that performs equivalent functions of a Nominating Committee. The Audit Committee, composed of Messrs. Otterson, Preuss and Shane, is responsible for reviewing financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditor's activities and fees. Mr. Shane is chairman of the Audit Committee. The Audit Committee held five (5) meetings during Fiscal 99. The Compensation Committee, also composed of Messrs. Otterson, Preuss and Shane, is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies. Mr. Otterson is chairman of the Compensation Committee. The Compensation Committee held four (4) meetings during Fiscal 99. Each director who served on the Audit Committee or the Compensation Committee during Fiscal 99 attended at least 75% of such respective committee's meetings held during Fiscal 99 that occurred on or after the initiation of his term as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock issued and outstanding as of September 15, 1999 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Company's Chief Executive Officer and the other four (4) most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during Fiscal 99 (collectively, the "Named Executive Officers"), and (iv) all current directors and executive officers as a group. The table is based upon information supplied by directors, officers and principal shareholders of the Company.

                                                    SHARES BENEFICIALLY OWNED
                                                --------------------------------
NAME AND ADDRESS                                  NUMBER             PERCENT (1)
- ----------------                                ----------------- --------------
Martin D. Gray (2)...................           1,761,007                  17.5%


William W. Otterson (3)..............             566,124                   5.6%


Scott McClendon (4)..................             533,380                   5.3%


Peter Preuss (5).....................              74,896                     *


John A. Shane (6)....................              46,875                     *


Frank R. Kirchhoff (7)...............             185,229                   1.8%


Robert J. Scroop (8).................             102,667                   1.0%


Steven E. Richardson (9).............              46,000                     *


All current directors and officers
as a group (10 persons)(10)..........           3,385,938                  33.6%

- --------------------------------------------------------------------------------

*        Indicates ownership of less than one percent.

(1) Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares of Common Stock owned by such beneficial owner, subject to community property laws where applicable. Amounts shown for each shareholder include all shares of Common Stock issuable upon the exercise of options, which are exercisable as of, or will become exercisable within 60 days of September 15, 1999. The address for all of the above listed individuals is 8975 Balboa Avenue, San Diego, California 92123.

(2) Includes 14,110 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Gray within 60 days of September 15, 1999.

(3) Includes 384,964 shares of Common Stock held by Anne S. Otterson, spouse of Mr. Otterson, Trustee, Otterson Family Trust u/t/d February 8, 1980, over which Mrs. Otterson holds voting and dispositive power; and 57,060, 49,800 and 46,300 shares of Common Stock held by Eric Otterson, John Otterson and Helen Ann Otterson, respectively, children of Mr. Otterson. Mr. Otterson is a director of the Company. Also includes 28,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Otterson within 60 days of September 15, 1999.

(4) Includes 223,261 shares of Common Stock held by Scott McClendon, Trustee, McClendon Trust u/t/d December 31, 1991, over which Mr. McClendon holds voting and dispositive power; 1,000 shares of Common Stock held by Fred T. Clifton, Trustee, for FTC/ESC Trust u/t/d January 4, 1988; 500 shares of Common Stock held by Philip S. McClendon; 1,000 shares of Common Stock held by Financial Services Corp. for the benefit of Elizabeth C. McClendon; and 79,369 shares of Common Stock issuable pursuant to stock options exercisable by Mr. McClendon within 60 days of September 15, 1999.

(5) Includes 20,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Preuss within 60 days of September 15, 1999.

(6) Includes 3,202 shares of Common Stock held by Palmer Service Corporation, of which Mr. Shane is the president and 30,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Shane within 60 days of September 15, 1999.

(7) Includes 123,808 shares of Common Stock held by Frank and JoAnne Kirchhoff; and 61,421 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Kirchhoff within 60 days of September 15, 1999.

(8) Includes 21,600 shares of Common Stock held by Robert J. Scroop and Virginia L. Scroop, 4,000 and 2,700 shares of Common Stock held by Amanda L. Scroop and Catherine E. Scroop, respectively; and 74,367 shares issuable pursuant to stock options exercisable by Mr. Scroop within 60 days of September 15, 1999.

(9) Includes 40,000 shares of Common Stock issuable pursuant to stock options exercisable by Mr. Richardson within 60 days of September 15, 1999.

(10) Includes 416,046 shares of Common Stock issuable pursuant to stock options exercisable by all current directors and executive officers as a group within 60 days of September 15, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) under the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten-percent shareholders complied with all applicable Section 16(a) filing requirements during Fiscal 99.

EXECUTIVE COMPENSATION

         NON-EMPLOYEE DIRECTOR COMPENSATION. The Company's non-employee director compensation plan consists of both a cash component and an equity component. Each of the Company's non-employee directors receives cash compensation of $3,000 per quarter, plus reimbursement for such director's expenses relating to his activities as a director. During Fiscal 99, the equity component of the plan consisted of the grant of fully vested stock options exercisable into (i) 6,000 shares of Common Stock to each newly appointed non-employee director, and (ii) 2,500 shares of Common Stock to each non-employee director annually thereafter. Pursuant to this plan, in August 1997, the Company granted fully vested stock options exercisable into 6,000 shares of Common Stock to both Messrs. Otterson and Shane. In order to attract and retain qualified Board members, the Company changed the equity component for Fiscal 99 to provide for the grant to a non-employee director of stock options exercisable into 50,000 shares of Common Stock upon such director's appointment to the Board and eliminated the subsequent annual grant provisions. Such options, which are exercisable at the fair market value of the Common Stock on the date of grant, vest at the rate of 2,000 shares per meeting of the Board attended, with a maximum vesting of 20,000 shares per year. In September 1998, the Company granted options exercisable into 50,000 shares of Common Stock to Messrs. Otterson, Preuss and Shane.

         1995 STOCK OPTION PLAN. In October 1995, the shareholders of the Company approved the Company's 1995 Stock Option Plan as amended (the "1995 Plan"). A total of 1,000,000 shares of Common Stock currently are authorized for issuance under the 1995 Plan. The 1995 Plan provides that non-employee directors, employees and consultants of the Company are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1995 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1995 Plan expires on October 10, 2005. The Board may amend, suspend, modify or terminate the 1995 Plan; provided, however, that shareholder approval is required to make any amendment that: (i) materially increases the number of shares available for issuance under the 1995 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, materially increases the benefits accruing to participants under the 1995 Plan or materially modifies the requirements as to eligibility for participation in the 1995 Plan.

         1997 EXECUTIVE STOCK OPTION PLAN. In November 1997, the shareholders of the Company approved the Company's 1997 Executive Stock Option Plan (the "1997 Plan"). A total of 800,000 shares of Common Stock currently are authorized for issuance under the 1997 Plan. The 1997 Plan provides that only employees of the Company are eligible to receive options exercisable into shares of Common Stock. The options granted under the 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five (5) years and have a term of ten (10) years from the date of grant. Unless sooner terminated by the Board, the 1997 Plan expires on August 12, 2007. The Board may amend, suspend, modify or terminate the 1997 Plan; provided, however, that shareholder approval is required to make any amendment that: (i) materially increases the number of shares available for issuance under the 1997 Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of incentive stock options; or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, materially increases the benefits accruing to participants under the 1997 Plan or materially modifies the requirements as to eligibility for participation in the 1997 Plan.

         1996 EMPLOYEE STOCK PURCHASE PLAN. In December 1996, the Board adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), the purpose of which is to provide an opportunity for the Company's employees to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The Purchase Plan became effective in February 1997. The Purchase Plan allows employees to purchase shares of Common Stock through payroll deductions. An administrative committee appointed by the Board (the "Administrative Committee") determines periods of up to 27 months (each an "Option Period"), during which each participant in the Purchase Plan is granted an option to purchase the number of shares of Common Stock that may be purchased with the payroll deductions accumulated on behalf of such participant during a particular Option Period, as approved by the Board. Option periods currently are set at six (6) months. The Purchase Plan provides that: (i) no employee shall be entitled to accrue rights to purchase shares under the Purchase Plan at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time; and (ii) the maximum number of shares subject to any option shall not exceed 1,500. Employees participating in the Purchase Plan may purchase shares of Common Stock under each option at a price per share equal to the lower of (x) not less than 85% of the fair market value of the Common Stock on the date of commencement of participation in an Option Period or (y) not less than 85% of the fair market value of a share of Common Stock on the date of purchase. Generally, any employee, including executive officers (but excluding persons who hold five percent (5%) or more of the Company's voting stock), regularly employed on a full-time basis by the Company or by Overland Data (Europe) Limited, a wholly owned subsidiary of the Company, on the first day of each Option Period is eligible to participate in the Purchase Plan, subject to minimum eligibility periods, if any, as established by the Administrative Committee. Participants may authorize payroll deductions of up to 15% of their compensation, including base, overtime and commissions, for the purchase of shares of Common Stock under the Purchase Plan. The Purchase Plan currently authorizes the Company to issue up to 500,000 shares of Common Stock under the Purchase Plan. As of the date hereof, 197,825 shares of Common Stock have been purchased under the Purchase Plan. The Purchase Plan will terminate in January 2007.

         401(k) PLAN. In February 1994, the Company adopted the Overland Data, Inc. On-Track 401(k) Savings Plan (the "401(k) Plan"), that covers all eligible employees of the Company who complete six months of service and are at least 21 years old. Employees may elect to defer up to 15% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the 401(k) Plan. The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code, as amended, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. The Company currently makes matching contributions on the first 6% of eligible compensation deferred by the 401(k) Plan participants at the rate of 50%.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table sets forth, for each of the last three fiscal years ended June 30, 1999, the cash compensation for services in all capacities to the Company of those persons who were the Named Executive Officers as of June 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION             LONG-TERM
                       ----------------------------------------   COMPENSATION
                       FISCAL                         OTHER          AWARDS
     NAME               YEAR    SALARY   BONUS (1)  COMPENSATION  # OF OPTIONS
- ---------------------  ------  --------  ---------  ------------  ------------
                        1999   $260,000    $76,633     --               --
Scott McClendon,        1998    260,000     38,220     --          100,000
President and CEO       1997    240,000         --     --            8,000

                        1999   $175,000    $20,017  $30,217 (2)         --
Frank R. Kirchhoff,     1998    175,000     32,160     --           32,200
VP of Sales             1997    175,000         --     --            2,200

                        1999   $175,000    $24,685     --           20,000
Steven E. Richardson,   1998    157,500     29,650  $77,790 (4)     80,000
VP of Marketing (3)     1997         --         --     --               --

                        1999   $150,000    $20,368     --               --
Robert J. Scroop,       1998    150,000     20,000     --           75,000
VP of Engineering       1997    140,000         --     --            1,867

                        1999   $140,000    $21,384     --           30,000
Martin D. Gray,         1998    140,000     14,000     --               --
VP, Chief Technical     1997    140,000         --     --            1,667
Officer and Asst.
Secretary

- ---------------------

(1) The Fiscal 1999 and 1998 bonus amounts were earned in their respective fiscal years, but were paid in August 1999 and August 1998, respectively.

(2)      Represents commissions earned.

(3) Steven E. Richardson became Vice President of Marketing effective August 4, 1997. His annual base salary was $175,000 at June 30, 1998.

(4)      Hiring incentive includes tax adjusted moving and relocation costs.

STOCK OPTION GRANTS

         The following table shows all individual grants of stock options to the Named Executive Officers during Fiscal 99:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                          ASSUMED ANNUAL RATES OF
                                                                                  STOCK
                                                                           PRICE APPRECIATION FOR
                                                                                  OPTION
                                         INDIVIDUAL GRANTS                       TERM (2)
- ---------------------  ----------------------------------------------  -----------------------------
                                    PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS
                       SECURITIES   GRANTED TO
                       UNDERLYING   EMPLOYEES   EXERCISE
                        OPTIONS     IN FISCAL   PRICE PER  EXPIRATION         5%           10%
          NAME         GRANTED (1)    YEAR        SHARE      DATE          PER YEAR      PER YEAR
- ---------------------  -----------  ----------  ---------  ----------      --------      --------
Steven E. Richardson,    20,000       3.8%       $10.75     1/12/2009      $148,796      $377,079
VP of Marketing

Martin D. Gray,          30,000       5.7%        11.83     1/12/2009       202,819       513,982
VP, Chief Technical
Officer and Asst.
Secretary

- ---------------------

(1) Based on a total of 525,500 options granted to all employees during Fiscal 99.

(2) In accordance with the rules of the Securities and Exchange Commission, the potential realizable values for the options are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. These assumed rates of appreciation do not represent the Company's estimate or projection of the appreciation of shares of the Common Stock and actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

OPTION EXERCISES

         The following table sets forth information for the Named Executive Officers with respect to exercises of options to purchase shares of Common Stock during Fiscal 99 and the number and value of unexercised stock options held at June 30, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                       SHARES               UNEXERCISED UNDERLYING             IN-THE-MONEY
                      ACQUIRED              OPTIONS AT JUNE 30, 1999    OPTIONS AT JUNE 30, 1999(1)
                        ON         VALUE   --------------------------  ---------------------------
                      EXERCISE   REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                      --------   --------  -----------  -------------  -----------   -------------
Scott McClendon                               54,369       75,000       $119,132               -
Frank R. Kirchhoff     20,000     $43,000     53,921       22,500        246,533               -
Steven E. Richardson        -           -     20,000       80,000              -               -
Robert J. Scroop            -           -     55,617       56,250        195,125               -
Martin D. Gray              -           -     14,110       30,000         68,810               -

- --------------------------

(1) Based upon the difference between the closing bid price of the Common Stock of $6.375 as quoted on the Nasdaq National Market System on June 30, 1999 and the exercise price.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board (the "Committee") makes recommendations to the Board regarding compensation of the Company's directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board. The policy of the Committee with respect to executive compensation is that such compensation should (i) be effective in attracting and retaining key executives critical to the Company's success, (ii) align the interests of the executives with the interests of the Company's shareholders, (iii) reflect the Company's financial performance and (iv) reward executives for their individual performance. Executive compensation includes base salary, bonuses based on the Company's performance and stock option grants. These programs are designed to provide incentives for both short and long-term performance.


BASE SALARY

         The base salary of the Company's Chief Executive Officer (the "CEO") is set at an amount which the Committee believes is competitive with the salaries paid to the chief executive officers of other companies of comparable size in similar industries. Salary levels of the Company's other executive officers are set in a like manner. In evaluating salaries, the Committee utilizes information and surveys of the compensation practices of high technology companies provided by the management and human resource consulting firms of Watson Wyatt and Radford Associates. The Committee also relies on information provided by the Company's Human Resources Department and its knowledge of local pay practices. Furthermore, the Committee considers the executives' performance of their job responsibilities and the overall financial performance of the Company. The Committee recognized the record revenues and earnings generated by the Company during its fiscal year ended June 30, 1998 when establishing the salaries for Fiscal 99.


BONUSES

         The CEO and executive officers participate in the Company's executive bonus plan. For Fiscal 99, the plan established by the Committee provided three performance measurement points: (1) actual net revenues achieved by the Company in comparison to the approved annual financial plan; (2) actual net income achieved by the Company in comparison to the approved annual financial plan; and
(3) individual job performance goals and qualitative objectives. The bonus plan for each executive was tailored to be unique to his/her area of responsibility. Net revenues achieved by the Company came within 3.6% of the approved annual financial plan and net income came within 12.3% of the planned level. Individual job performance goals were only partially achieved by the executive officers. As a result of these performances, the aggregate Fiscal 99 executive officer bonuses amounted to 58.8% of the bonus potential.

STOCK OPTION GRANTS

         The Company provides its executive officers with long-term incentives through the grant of stock options. The exercise price of all options is equal to the closing market price of the Common Stock on the date of grant and the options generally vest over a four year period. An initial grant of options is made at the time an executive is hired and the Committee considers on an annual basis additional grants based on the performance of both the individual executives and the Company as a whole. The Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market. Upon his hire in August 1997, the Committee granted a total of 80,000 options to Mr. Richardson, the Company's Vice President of Marketing. Also in August 1997, the Committee determined that the unvested option holdings of the other executive officers were insufficient to provide the level of long-term incentive desired by the Committee and, consequently, the Committee made a special grant of 235,000 options to those executive officers. In January 1999, the Committee made additional grants of 30,000 options to Mr. Gray and 20,000 options to Mr. Richardson.


         The Compensation Committee believes that management compensation levels during Fiscal 99 appropriately reflect the application of the Compensation Committee's compensation policy.


                                         COMPENSATION COMMITTEE:

                                         William W. Otterson
                                         Peter Preuss
                                         John A. Shane

         The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG OVERLAND DATA, THE NASDAQ 100 INDEX, AND THE
                    NASDAQ COMPUTER INDUSTRY COMPOSITE INDEX

                        NASDAQ Computer           NASDAQ           Overland
Date                    Industry Index       Composite Index       Data, Inc
   21-Feb-97                      100.00               100.00         100.00
   31-Mar-97                       91.10                91.56          43.96
   30-Apr-97                      100.84                94.49          47.25
   30-May-97                      111.10               104.95          58.24
   30-Jun-97                      110.86               108.08          47.25
   31-Jul-97                      130.28               119.45          61.54
   29-Aug-97                      128.43               118.96          61.54
   30-Sep-97                      131.30               126.33          68.69
   31-Oct-97                      121.97               119.43          58.24
   28-Nov-97                      124.21               119.95          60.44
   31-Dec-97                      115.56               117.69          48.35
   30-Jan-98                      126.21               121.36          45.05
   27-Feb-98                      142.21               132.69          49.45
   31-Mar-98                      144.39               137.57          54.95
   30-Apr-98                      149.04               140.03          47.81
   29-May-98                      138.77               133.32          44.51
   30-Jun-98                      158.60               142.00          44.51
   31-Jul-98                      160.37               140.33          43.96
   31-Aug-98                      133.33               112.36          38.46
   30-Sep-98                      163.69               126.94          40.66
   30-Oct-98                      159.89               132.76          43.96
   30-Nov-98                      191.66               146.11          46.15
   31-Dec-98                      210.82               164.33          62.64
   29-Jan-99                      252.49               187.80          72.53
   26-Feb-99                      228.95               171.48          70.33
   31-Mar-99                      246.52               184.47          65.93
   30-Apr-99                      240.26               190.57          52.75
   28-May-99                      225.11               185.15          57.14
   25-Jun-99                      243.03               191.31          53.30

         The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 21, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Shareholder returns over the period presented should not be considered indicative of future returns. Pursuant to SEC regulations, the graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

               PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS
                           (ITEM 2 ON THE PROXY CARD)


         The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2000, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. In the event that the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its shareholders.

VOTE REQUIRED AND RECOMMENDATION

         An affirmative vote by the holders of a majority of the shares presented in person or represented by proxy at the Meeting is required for approval by ratification of auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                                 OTHER BUSINESS

         The Company knows of no other matters to be submitted at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals and suggestions received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Any proposal intended to be (i) presented by a shareholder for action at the Company's 2000 Annual Meeting of Shareholders (the "2000 Meeting"), and (ii) included in the proxy statement and proxy relating to the 2000 Meeting, must be received by the Secretary of the Company (at its principal executive offices) no later than July 11, 2000. Nothing in this paragraph shall be deemed to require the Company to include in such proxy statement and proxy any shareholder proposal that does not meet all of the requirements for such inclusion established by the SEC at that time in effect.


         A shareholder who intends to present at the 2000 Meeting a proposal that is not discussed in the related proxy materials should notify the Company of such proposal on or before August 22, 2000. Otherwise, the individuals designated as proxies by the Company in connection with the 2000 Meeting will have discretionary authority to vote for or against such proposal at the 2000 Meeting.


                                    FORM 10-K

         A copy of the Company's Annual Report for Fiscal 99 is being mailed with this Proxy Statement to shareholders entitled to notice of the Meeting. At any shareholder's written request, the Company will provide, without charge, a copy of the Annual Report for Fiscal 99 which incorporates the Form 10-K as filed with the SEC, including the financial statements and a list of exhibits. Requests should be sent to Investor Relations, Overland Data, Inc., 8975 Balboa Avenue, San Diego, California 92123-1599.

                                By Order of the Board of Directors


                                       /s/ Vernon A. LoForti
                                ----------------------------------
                                Vernon A. LoForti
                                SECRETARY
                                San Diego, California

                                                                 ---------------
                                                                 Company #
                 There are three ways to vote your proxy         Control #
                                                                 ---------------

        Vote By Phone                     Vote Via Internet                    Vote By Mail
       1-800-240-6326                  http://www.eproxy.com/ovrl/
                                                                      Mark, sign and date your proxy
Use any touch-tone telephone to     Use the Internet to vote your     card and return it in the
vote your proxy 24 hours a day,     proxy 24 hours a day, 7 days a    postage-paid envelope we have
7 days a week. Have your proxy      week. Have your proxy card in     provided.
card in hand when you call. You     hand when you access the web
will be prompted to enter your      site. You will be prompted to
3-digit company number and a        enter your 3-digit company
7-digit control number, which       number and a 7-digit control
are located above, and then         number, which are located above,
follow the simple instructions.     to create an electronic ballot.


                                           THE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2

                                                    v     PLEASE DETACH HERE     v
- -----------------------------------------------------------------------------------------------------------------------------------
                                               PLEASE MARK, SIGN, DATE AND RETURN THE
                                               PROXY CARD USING THE ENCLOSED ENVELOPE.


IF YOU VOTE BY PHONE
OR INTERNET, PLEASE DO
NOT MAIL YOUR PROXY CARD.

                             1.   ELECTION OF DIRECTORS        Scott McClendon     William W. Otterson     John A. Shane
                                                               Martin D. Gray      Peter Preuss

                             (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                             NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                             / / FOR ALL / / WITHHOLD AUTHORITY
                                 NOMINEES    FROM ALL NOMINEES
                                 (EXCEPT AS MARKED)

                             ----------------------------------------------------------------

                             2.   Proposal to appoint PricewaterhouseCoopers LLP as
                                  independent auditors.

                             / / FOR  / / AGAINST  / / ABSTAIN

                           >

                           p
                           l                                    Date:
                           e                                          -------------------------------------------------
                           a
Your telephone or Internet s
vote authorizes the named  e                                    -------------------------------------------------------
proxies to vote your                                                                   (Signature)
shares in the same manner  d
as if you marked, signed   e                                    -------------------------------------------------------
and returned the proxy     t                                                   (Signature if held jointly)
card. The deadline for     a
telephone or Internet      c                                    Please sign exactly as your name(s) appear to the left.
voting is noon EDT, one    h                                    When signing in a fiduciary or representative capacity,
business day prior to the                                       please add your full title.  If shares are registered in
annual meeting.            h                                    more than one name, all holders must sign.  If signature
                           e                                    is for a corporation or partnership, the handwritten signature
                           r                                    and title of an authorized officer or person is required,
                           e                                    together with the full company name.

                           >

                [OVERLAND LOGO]                       OVERLAND DATA, INC.
                                                         1999 PROXY


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Scott McClendon and Vernon A. LoForti, or either of them (the "Appointed Proxies"), with power of substitution to each, to vote all shares of Common Stock which I have power to vote at the Annual Meeting of Shareholders (the "Meeting") of Overland Data, Inc. to be held on Monday, November 8, 1999 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The Appointed Proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting.

               (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)


                                                                SEE REVERSE SIDE